UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2007
COMMERCE ENERGY GROUP, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)	92626 (Zip Code)
Registrant’s telephone number, including area code: (714) 259-2500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 10, 2007, a panel of arbitrators issued an Interim Award of Arbitrators (the “Ruling”) in connection with an arbitration of a dispute between Commerce Energy, Inc., a wholly-owned subsidiary of Commerce Energy Group, Inc. (the “Company”), and American Communications Network (“ACN”) relating to the Sales Agency Agreement (the “Contract”) between ACN and Commonwealth Energy Corporation (currently, Commerce Energy, Inc.) dated February 9, 2005, an agreement which ACN terminated effective February 9, 2006. The arbitrators ruled that ACN prevailed on its claims for breach of contract and that Commerce Energy, Inc. is liable for all outstanding and future commissions owed under the Contract. The hearing of this arbitration has been bifurcated into two phases: a determination of liability phase, which has now concluded, and a damages phase, which is scheduled to occur on July 9, 2007.
On May 16, 2007, the Company issued a press release relating to the Ruling. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
99.1	Press release dated May 16, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: May 16, 2007	By:	/S/ STEVEN S. BOSS
Steven S. Boss
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 16, 2007.